Exhibit 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue	$87,198	$66,645	$238,639	$173,308

Costs and expenses:
Cost of operations	31,130	26,945	90,749	77,371
Sales and marketing	22,459	20,472	67,258	52,941
General and administrative	15,388	13,476	46,874	37,931
Depreciation and amortization	7,086	5,085	20,021	12,627
Interest income	3,486	1,221	8,522	4,137

Income (loss) before income tax provision	14,621	1,888	22,259	(3,425)
Income tax provision (benefit)	3,129	1,398	4,671	(3)

Net income (loss)	$11,492	$490	$17,588	$(3,422)

Net income (loss) per common share:
Basic	$0.20	$0.01	$0.31	$(0.06)

Diluted	$0.19	$0.01	$0.29	$(0.06)

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share:
Basic	57,154	56,059	57,067	56,056

Diluted	59,848	58,122	59,742	56,056

WEBMD HEALTH CORP.
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue
Online Services:
Advertising and sponsorship	$59,087	$43,534	$158,944	$112,513
Licensing	20,001	14,569	59,915	38,315
Content syndication and other	490	843	2,027	2,815

Total Online Services	79,578	58,946	220,886	153,643
Publishing and Other Services	7,620	7,699	17,753	19,665

	$87,198	$66,645	$238,639	$173,308

Earnings before interest, taxes, depreciation, amortization and other non-cash items (“Adjusted EBITDA”) (a)
Online Services	$21,948	$12,727	$48,982	$29,594
Publishing and Other Services	2,129	1,906	2,857	1,165

	24,077	14,633	51,839	30,759

Adjusted EBITDA per basic common share	$0.42	$0.26	$0.91	$0.55

Adjusted EBITDA per diluted common share (c)	$0.40	$0.25	$0.87	$0.53

Interest, taxes, depreciation, amortization and other non-cash items (b)
Interest income	3,486	1,221	8,522	4,137
Depreciation and amortization	(7,086)	(5,085)	(20,021)	(12,627)
Non-cash advertising	(169)	(1,660)	(2,489)	(4,454)
Non-cash stock-based compensation	(5,687)	(7,221)	(15,592)	(21,240)
Income tax (provision) benefit	(3,129)	(1,398)	(4,671)	3

Net income (loss)	$11,492	$490	$17,588	$(3,422)

Net income (loss) per common share:
Basic	$0.20	$0.01	$0.31	$(0.06)

Diluted	$0.19	$0.01	$0.29	$(0.06)

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share:
Basic	57,154	56,059	57,067	56,056

Diluted	59,848	58,122	59,742	56,056

(a)	See Annex A — Explanation of Non-GAAP Financial Measures

(b)	Reconciliation of Adjusted EBITDA to net income

(c)	Three and nine months ended September 30, 2006 Adjusted EBITDA per share is calculated based on 58,122 and 57,977 diluted shares, respectively

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$177,714	$44,660
Short-term investments	99,900	9,490
Accounts receivable, net	75,003	89,652
Current portion of prepaid advertising	3,150	2,656
Due from HLTH	—	143,153
Other current assets	5,903	5,360

Total current assets	361,670	294,971

Property and equipment, net	48,116	44,709
Prepaid advertising	6,476	9,459
Goodwill	221,271	225,028
Intangible assets, net	39,515	45,268
Other assets	544	530

	$677,592	$619,965

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$25,038	$32,846
Deferred revenue	80,938	77,731
Due to HLTH	7,375	—

Total current liabilities	113,351	110,577

Deferred tax liability	7,342	5,367
Other long-term liabilities	9,439	7,912

Stockholders’ equity	547,460	496,109

	$677,592	$619,965

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended
	September 30,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$17,588	$(3,422)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	20,021	12,627
Non-cash advertising	2,489	4,454
Non-cash stock-based compensation	15,592	21,240
Deferred income taxes	1,975	(911)
Changes in operating assets and liabilities:
Accounts receivable	14,648	(8,311)
Other assets	(506)	(4,461)
Accrued expenses and other long-term liabilities	(7,463)	(544)
Due to HLTH	5,223	8,213
Deferred revenue	3,207	14,517

Net cash provided by operating activities	72,774	43,402

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	123,885	261,000
Purchases of available-for-sale securities	(214,295)	(222,000)
Purchases of property and equipment	(13,574)	(17,500)
Cash paid in business combinations, net of cash acquired	—	(96,091)

Net cash used in investing activities	(103,984)	(74,591)

Cash flows from financing activities:
Proceeds from issuance of common stock	8,490	649
Tax benefit on stock-based awards	655	—
Net cash transfers with HLTH	155,119	—

Net cash provided by financing activities	164,264	649

Net increase (decrease) in cash and cash equivalents	133,054	(30,540)

Cash and cash equivalents at beginning of period	44,660	75,704

Cash and cash equivalents at end of period	$177,714	$45,164